EMPLOYMENT AGREEMENT

      This Agreement is made as of October 1, 1997, by and between John Leffler Music, Inc. d/b/a Rave Music and Entertainment, a New York corporation ("Corporation") having an office at 53 West 23rd Street, New York, N.Y. 10010 and Paul Hoffman ("Employee") residing at 338 North Citrus Avenue, Los Angeles, California 90036.

                               W I T N E S S E T H

      WHEREAS, the Corporation, a subsidiary of Paradise Music & Entertainment, Inc. ("Paradise"), is engaged in the commercial music production business; and

      WHEREAS, Employee has been engaged in the commercial music production business and wishes to provide his services to the Corporation in the operation of the commercial music production business of the Corporation based in California (the "Division")

      NOW THEREFORE, IT IS AGREED AS FOLLOWS:

      Section 1. Employment. The Corporation agrees to employ Employee and Employee agrees to accept employment on the terms described in this Agreement.

      Section 2. Duties. Employee shall establish the Division utilizing the business and contacts previously developed by Employee and involving duties and responsibilities similar to those activities in which Employee is currently engaged on his own behalf in the commercial music production business. Employee shall have such duties as are customarily associated with such position and shall serve in any other executive capacity that the Corporation deems necessary.

      Section 3. Extent of Services. The Employee shall devote the majority of his working time, attention, and energies to the performance of his duties. Employee may invest his personal assets in such form or manner as will not require services on his part. Employee shall at all times faithfully and to the best of his ability perform his duties under this Agreement. The duties shall be rendered at an office of the Corporation established in California or at such other place or places and at such times as the needs of the Corporation may from time-to-time reasonably dictate.

      Section 4. Term. The term of this Agreement shall begin on October 1, 1997 ("Effective Date"), and shall continue for a period ending June 30, 2000 unless sooner terminated pursuant to this Agreement.


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

      Section 5. Compensation.

      5.1 (a) Employee shall receive compensation determined in accordance with the following formula for each year (or partial year with respect to the first fiscal year) under this Agreement:

                  (i) An amount equal to 75% of the first $350,000 ($262,500 for the first fiscal year) of gross margin of the Division from which amount otherwise payable there shall be deducted the gross salary of Employee=s secretary; plus

                  (ii) An amount equal to 15% of annual gross margin of the Division above $350,000 ($262,500 for the first fiscal year).

                  (iii) Employee will be paid periodic draw amounts, with all appropriate tax withheld, during each quarterly period under the Agreement. The initial draw amount will be calculated on the basis of $200,000 per annum. During each year, the ongoing quarterly draw amounts shall be reviewed on a cumulative basis against amounts actually earned pursuant to Subsections (i) and (ii) above through such period. In the event of a cumulative short fall, the annual rate for draw amount shall be adjusted to reflect such short fall on a going forward basis. Any short fall existing at the end of a year under the Agreement shall be repaid by deducting such amount from the amounts otherwise payable to Employee in the next year of the Agreement. Such deduction shall be made ratably over said year. In addition, the salary draw amount for the commencement of the next year shall be the lesser of $200,000 per annum ($150,000 for the first fiscal year) or the cumulative amount earned by Employee for the prior year.

                  (iv) All amounts earned by Employee for a year in excess of the gross draw amounts paid with respect to such year, shall be paid as promptly as practicable after the end of such year.

                  (v) Any amounts paid to Employee and not earned at the termination of this Agreement shall be paid promptly by Employee to the Corporation.

            (b) For purposes of this Section 5.1, gross margin shall be calculated by the Corporation in accordance with generally accepted accounting principles.


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

            (c) At the end of Fiscal year 1 of this Agreement, Employee shall reimburse the Division for overhead costs of the Division in excess of $60,000, but in no event shall there be any allocation of overhead from the Corporation or its parent. In years 2 and 3, respectively, Employee shall reimburse overhead costs of the Division in excess of $83,200 and $86,500, respectively. Any amount owed by Employee may be offset against amounts otherwise payable to Employee under this Agreement.

      5.2 Options. Employee shall be granted options to purchase 100,000 shares of the Paradise's Common Stock at $4.75 per share. The Options will have a term of 5 years and will be non-transferrable. The options will vest four and one-half years after the date hereof with earlier vesting based on operations of the Division, as defined herein, during the 1998, 1999 and 2000 Fiscal Years. For each $3.00 of "operating income" of the Division, as defined herein, in any Fiscal Year the option to purchase one share shall immediately vest. Any loss incurred by the Division in a Fiscal Year will be carried over to the following Fiscal Years until eliminated in computing operating income for such following Fiscal Years (reducing operating income for such Fiscal, Year for vesting purposes). Operating income shall be an amount equal to 25% of the first $350,000 of the Division's gross margin ($262,500 for the first fiscal year) and 85% thereafter less overhead of up to $60,000 in year 1, $83,200 in year 2, and $86,500, in year 3 but in all cases excluding depreciation.

      5.3 Benefits. Employee shall have an automobile allowance of up to $250.00 per month.

      5.4 Withholding. The Corporation shall withhold all amounts which are required to be withheld from compensation otherwise payable to Employee pursuant to applicable law.

      5.5 Overhead Adjustments. The Corporation and Employee shall review the amount of overhead not reimbursed by Employee under Section 5.1 and will mutually agree to consider increases in said amount consistent with good business practice.

      5.6 Compensation Example. Attached as Exhibit 2 is an example which illustrates the compensation arrangements described in all of Section 5. Such example shall be used to assist the parties in interpreting the provisions of
Section 5.

      Section 6. Allocation of Revenues and Expenses. In order to properly reflect operations by Employee the parties agree as follows:

            (a) All revenues received by Employee on or after October 1, 1997 for services performed by him, including royalties and residuals, shall be paid over to the Division.

            (b) All expenses of the Division, paid on or after October 1, 1997 shall be borne by the Division and Employee shall be reimbursed for any such expenses previously


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

paid by Employee. In addition, Employee shall be reimbursed for direct third party expenses incurred and paid prior to October 1, 1997 as to which reimbursement was received from clients after September 30, 1997, when received.


      Section 7. Facilities. Employee shall lease space, in the name of the Corporation and guaranteed by Employee, to be used by the Division in his own name on terms acceptable to the Corporation. It is agreed that the Corporation will bear up to $60,000 in the aggregate for the cost of renovation plus security deposit. At the termination of the lease, the security deposit shall be paid to the Corporation.

      Section 8. Property Rights. Except as otherwise provided in this Section all property rights created by or on behalf of a Division shall belong to the Corporation. Employee agrees to execute any and all documents necessary to transfer all such rights to the Corporation. Without limitation the forgoing of all royalties and other residuals with respect to such property shall be owned by, and be for the benefit of the Corporation. Set forth in Exhibit 1 annexed hereto is a full and complete listing of all properties currently owned by Employee which are subject to earning royalties and/or residuals. Notwithstanding the foregoing, if the employment of Employee is not continued by the Corporation after the end of the term of this Agreement, all vocal residuals of the Division shall be transferred to Employee.

      Section 9. Termination.

      9.1 For Cause. The Corporation may terminate the Employee's employment at any time "for cause" with immediate effect upon delivering written notice to the Employee. For purposes of this Agreement, "for cause" shall include: (a) embezzlement, theft, larceny, material fraud, or other comparable and material acts of dishonesty; (b) failure to follow a specific directive within (30) days after delivery to the Employee of a written notice to cure; or (c) conviction of or entrance of a plea of guilty on nolo contendere to a felony or other crime which has or may have a material adverse effect on the Employee's ability to carry out his duties under this Agreement or upon the reputation of the Corporation. Upon termination for cause, the Corporation's sole and exclusive obligation will be to pay Employee the compensation to which he is entitled through the date of termination, and the Employee shall not be entitled to any compensation after the date of termination. Employee may terminate the Agreement if the Corporation breaches a material provision of the Agreement and fails to cure said breach within sixty days after written notice thereof from Employee.

      9.2 Upon Death. In the event of the Employee's death during the term of this Agreement, the Corporation's sole and exclusive obligation will be to pay to Employee's estate, the Employee's compensation to which he is entitled and the options which have vested through the date of death.

      9.3 Upon Disability. The Corporation may terminate Employee's employment upon


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

Employee's total disability. Employee shall be deemed to be totally disabled if he is unable to perform his duties under this Agreement by reason of mental or physical illness or accident for a period of three consecutive months. Upon termination by reason of Employee's disability, the Corporations's sole and exclusive obligation will be to pay Employee the compensation to which he is entitled and the options which have vested through the date of termination.

      Section 10. Confidentiality. The Employee acknowledges that he will develop and be exposed to information that is or will be confidential and proprietary to the Corporation. Such information shall be deemed confidential to the extent not generally known within the trade. Employee agrees to make use of such information only in the performance of his duties under this Agreement, to maintain such information in confidence and to disclose the information only to persons with a need to know. Information generally known in the trade will not be deemed confidential and proprietary information of the Corporation. Notwithstanding any other provision of this Agreement to the contrary, the obligations of Employee under this Section 9 shall survive termination of this Agreement.

      Section 11. Waiver. The waiver by the Corporation of the breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.

      Section 12. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflict of law principles.

      Section 13. Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or for bear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

      Section 14. Parties in Interest. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

      Section 15. Expenses of Litigation. In the event of any litigation arising from disputes under this Agreement, the prevailing party shall be entitled to reimbursement of all legal fees incurred in connection therewith.


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

      The parties hereto have executed this Agreement as of the date first above written.


                              JOHN LEFFLER MUSIC, INC.
                              d/b/a RAVE MUSIC AND ENTERTAINMENT



                              By:   /s/ John Loeffler
                                    ------------------------------------
                                    President



                                    /s/ Paul Hoffman
                                    ------------------------------------
                                    Paul Hoffman, individually


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

                                                                       EXHIBIT 1

                 LISTING OF ALL PROPERTIES OWNED BY EMPLOYEE
           WHICH ARE SUBJECT TO EARNING ROYALTIES AND/OR RESIDUALS


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

                 LISTING OF ALL PROPERTIES OWNED BY EMPLOYEE
           WHICH ARE SUBJECT TO EARNING ROYALTIES AND/OR RESIDUALS

The following is an active list of all properties subject to earnings by Paul
Hoffman:

FORD:  (Both Talent & partners and Ascap Writers)
Ranger Trucks:
F150 Trucks
Escort Z
Various Have You Driven a Ford Lately Ascap Stuff

Genuine Chevrolet:
Ascap writers
Talent and Partners if they run old spots.

Pontiac: (Talent & Partners, SAG, Ascap Writers)
Montana Mini Vans

Cadillac: (Talent & Partners, SAG)
Unchain My Heart Eldorado

Northwest Airlines: (Talent and Partners and Aftra)
Many various spots

Dominos Pizza Regional Dealers: (Talent and Partners, SAG, AFTRA)
Local market use.

Jeep Dealer Radio: (Talent and Partners, Aftra)

There may be a few more incidental things depending on whether or not old spots are picked up.

Also included are any other like properties owned by Employee which have been omitted from this Exhibit and appear on future revenue statements. A copy of all statements received by Employee covering payments on properties will be forwarded by Employee to the chief financial officer of the Corporation.

                                                                       Exhibit 2

                    Illustration of Compnesation Arrangments

                    Revenues                        700,000
                    Costs of Sales                  245,000
                                                    -------
                    Gross Margin                    455,000
                    S, G&A                          105,000
                    Depreciation                      5,000
                                                    -------
                    Profit before Hoffman Salary    345,000
                    Hoffman Salary                  253,250
                                                    -------
                    Pretax income                    91,750
                                                    =======

                                                    -------
                    Options Vested                   32,250
                                                    =======

                    Hoffman's Salary:
                      75% of $350,000               262,500
                      15% of $105,000                15,750
                                                    -------
                                                    278,250
                    Assistant Salary                 25,000
                                                    -------
                                                    253,250
                                                    =======

                    Options Vested:
                      25% of $350,000                87,500
                      85% of $105,000                89,250
                                                    -------
                                                    176,750
                      Overhead                       80,000
                                                    -------
                                                     96,750
                                                    -------
                      @33.3%                         32,250
                                                    =======